UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 2000

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) appointed Thomas G. Vellios as Executive Chairman effective February 1, 2015. In connection with Mr. Vellios’ appointment, on February 18, 2015, the Company and Mr. Vellios amended his employment letter, dated October 14, 2010, as amended, to reflect Mr. Vellios’ position and compensation as Executive Chairman, effective as of February 1, 2015. Pursuant to the amendment, Mr. Vellios will be entitled to a base salary of $600,000 and an annual performance bonus of 50% of his salary.

The above summary of the amendment to Mr. Vellios’ employment letter is qualified in its entirety by the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment, dated February 18, 2015 to Employment Letter, dated October 14, 2010, as amended, by and between Thomas G. Vellios and Five Below, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: February 23, 2015	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment, dated February 18, 2015, to Employment Letter, dated October 14, 2010, as amended, by and between Thomas G. Vellios and Five Below, Inc.